EXHIBIT 10.1(e)
                   FOURTH AMENDMENT TO CREDIT AGREEMENT DATED 4/28/98

     This Fourth Amendment to Credit Agreement dated as of February 15, 2000 by and between Talon Automotive Group, Inc., a Michigan corporation ("TAG"), Veltri Metal Products Co., a Nova Scotia corporation ("Veltri") (Veltri, called together with TAG, the "Borrowers"), the Banks party hereto, and Comerica Bank, a Michigan banking corporation, as agent for the Banks (in such capacity, "Agent").

     WHEREAS, Borrowers, Agent and the Banks entered into a certain Credit Agreement dated as of April 28, 1998, a certain First Amendment to Credit Agreement dated as of August 31, 1998, a certain Second Amendment to Credit Agreement dated as of March 26, 1999, and a certain Third Amendment to Credit Agreement dated as of December 30, 1999 (as so amended, the "Agreement"), pursuant to which Borrowers incurred certain indebtedness and obligations and granted the Agent, on behalf of the Banks, certain security for such indebtedness and obligations;

     WHEREAS, Borrowers have requested Agent and Banks to amend certain provisions of the Agreement and to grant waivers of certain provisions of the agreement; and

     WHEREAS, Agent and the Banks are willing to do so, but only on the terms and conditions set forth herein;

     NOW, THEREFORE, it is agreed:

1.   DEFINITIONS

     1.1 Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

2.   AMENDMENT

     2.1 The following definition is hereby added to Article 1 of the Agreement by inserting it in correct alphabetical sequence among the existing definitions therein:

         " `Fourth Amendment Effective Date' shall mean the date specified in a written notice from Agent, on which all of the conditions to the effectiveness of the Fourth Amendment to Credit Agreement dated as of February 15, 2000 between Borrowers, Agent and Banks have been satisfied in accordance with Section 5.1 thereof."

         2.2 Section 1.12 of the Agreement is hereby amended by replacing the pricing grid set forth therein in its entirety with the following pricing grid:


====================================================================================================================
                                                  Prime-based Loans
                           Prime-based Loans       denominated in        Eurocurrency-based Loans
                          Denominated in U.S.     Canadian Dollars      and Letter of Credit Fees
    Leverage Ratio              Dollars                                                              Facility Fees
====================================================================================================================

Level I                          1.50%                  2.50%                     3.50%                   .50%

>6.0
-
--------------------------------------------------------------------------------------------------------------------

Level II                         1.00%                  2.00%                     2.25%                   .50%

>5.5 but < 6.0
-
--------------------------------------------------------------------------------------------------------------------

Level III                        0.75%                  1.75%                     2.00%                  0.50%
>5.0 but < 5.5
-
--------------------------------------------------------------------------------------------------------------------

Level IV                         0.50%                  1.50%                     1.75%                  0.50%
>4.5 but <5.0
-
--------------------------------------------------------------------------------------------------------------------

Level V                          0.25%                  1.25%                     1.55%                  0.45%
>3.5 but <4.5
-
--------------------------------------------------------------------------------------------------------------------

     2.3 The proviso appearing at the end of Section 1.16 of the Agreement is hereby amended and restated as follows:
         "provided, however, that from and after the Fourth Amendment Effective Date, the Borrowing Base shall be limited to the lesser of (i) the amount determined pursuant to the foregoing calculation, or (ii) Sixty Three Million Dollars ($63,000,000)."

     2.4 Section 1.61 of the Agreement is hereby amended and restated as follows:
         "1.61    `Interest Period' shall mean:
                  (a) in the case of any Prime-based Loan, an initial period beginning on the date of the Advance thereof and ending on the next occurring Quarterly Date and thereafter, successive Interest Periods beginning on the day after each Quarterly Date and ending on each succeeding Quarterly Date; and
                  (b) in the case of any Loan which is a Eurocurrency-based Loan one (1), two (2) or three (3) months as selected by a Borrower.
                  provided however, that:
                           (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless the next succeeding Business Day falls in another calendar month, in which case, such Interest Period shall end on the immediately preceding Business Day;
                           (ii)     when an Interest Period for a
                                    Eurocurrency-based Loan begins on a day
                                    which has no numerically corresponding day in another calendar month during which such Interest Period is to end, it shall end on the last Business Day of such other calendar month; and
                           (iii) no Interest Period for any Loan shall extend beyond the Maturity Date."

     2.5 Section 1.88 of the Agreement is hereby amended and restated as follows:

     "Permitted Acquisition" shall mean (i) the merger of a Borrower or a Subsidiary with another Person which has been approved in writing by Agent and all of the Banks, or (ii) the acquisition by a Borrower or a Subsidiary of a majority of the Stock of, or all or substantially all of the assets of, any

Person or of an operating division of any Person, or the investment by a Borrower or a Subsidiary of a Borrower in a Person who is not a Borrower or a Subsidiary of a Borrower, which has been approved in writing by Agent and the Majority Banks."

     2.6 Section 1.116 of the Agreement is hereby amended and restated in its entirety as follows:
         "1.116 `Swing Loan Commitment' shall mean, as of any date,
          (a) With respect to Swing Loans made by Agent to TAG, Ten Million Dollars ($10,000,000);
          (b) with respect to Swing Loans made by the Canadian Swingline Lender to Veltri, Twelve Million Five Hundred Thousand Canadian Dollars ($12,500,000 Cdn); and
          (c) with respect to all Swing Loans outstanding at any time (whether advanced by Agent or the Canadian Swingline Lender, or both of them) the principal amount by which the Revolving Maximum exceeds the aggregate amount of Revolving Loans and Letter of Credit Obligations then outstanding."

     2.7 Section 9.1 of the Agreement is hereby amended and restated in its entirety as follows:
          "9.1 Reporting Requirements Covenants. Furnish or cause to be furnished to Agent (with a copy for each Bank):
               (a) as soon as available and in any event within ninety (90) days after the close of each fiscal year of TAG, balance sheets of TAG (i) as at the end of such fiscal year and the related statements of operations, stockholders equity and cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year, and a report on such balance sheets and financial statements by independent certified public accountants of recognized national standing, which report shall not be qualified as to the scope of audit or as to the status of Borrowers as a going concern, and shall state that such financial statements fairly present, in all material respects, the financial position of Borrowers as at the dates indicated and the results of their operations and their cash flows for the periods indicated, in conformity with GAAP, and (ii) copies of tax returns filed for the Borrowers for the fiscal year then ended;
               (b) as soon as available and in any event within thirty (30) days after the end of each month: (i) the consolidated and consolidating balance sheets of TAG as at the end of such month and the related statements of operations, of stockholders' equity and of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, and in each case setting forth comparative figures for the related periods in the prior fiscal year, subject to normal year-end audit adjustment, and (ii) reports on the Loan Parties' Inventory, agings of each Loan Parties' Accounts Receivable (with an aging summary) and accounts payable (with an aging summary), in each case, in form and content satisfactory to Agent and certified by the chief financial officer, controller or chief accounting officer of Borrowers;
               (c) at the time of the delivery of the financial statements provided for in Subsections 9.1(a) and (b),(i) a certificate of the chief financial officer, controller or chief accounting officer of TAG to the effect that no Default or Event of

                    Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall be accompanied by a compliance certificate in a form reasonably acceptable to the Agent setting forth the calculations required to establish whether Borrowers were in compliance with the covenants in this Agreement as at the end of such period, and (ii) a compliance certificate from the chief financial officer, controller or chief accounting officer of Veltri dated as of the end of the month ended immediately prior thereto, in a form reasonably acceptable to the Agent, setting forth the calculations required to establish whether Veltri was in compliance with the terms and conditions for EDC Financing;
               (d) within seven (7) days after the end of each week, a Borrowing Base calculation and certification and an Accounts Receivable summary report, in form and content satisfactory to Agent and certified by the chief financial officer, controller or chief accounting officer of Borrowers;
               (e) promptly upon receipt thereof, a copy of each annual "management letter" submitted to Borrowers by its independent accountants in connection with any annual audit made by them of the books of Borrowers;
               (f) promptly upon any officer of a Borrower obtaining knowledge of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Bank has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the nature of such claimed Default or Event of Default, and explaining the action Borrowers have taken or proposes to take with respect thereto;
               (g) within (i) ninety (90) days after the end of each fiscal year of TAG, a copy of TAG's Form 10-K Report filed with the Securities Exchange Commission for such annual accounting period, and (ii) forty five (45) days after the end of each fiscal quarter of TAG, a copy of TAG's Form 10-Q Report filed with the Securities Exchange Commission for such quarterly accounting period; and
               (h) with reasonable promptness, such other information and data with respect to Loan Parties as from time to time may be reasonably requested by any Bank."

     2.8 The following Section 9.14 is hereby added to the Agreement, immediately after Section 9.13 of the Agreement:
          "9.14 Appraisals. On or before April 15, 2000, Borrowers shall provide to Agent (with sufficient copies thereof for each of the Banks) appraisals of all of Equipment (other than Equipment held pursuant to leases) and Real Property of the Borrowers and the other Loan Parties, which appraisals shall have been conducted by licensed appraisers satisfactory to Agent, and shall be in form and content satisfactory to Agent."

     2.9 Section 10.4 of the Agreement is hereby amended and restated in its entirety as follows:

     "10.4     Financial Covenants. Permit:


               (a)  the Interest Coverage Ratio to be less than:
                    (i) as of the end of the last quarter of Borrowers' 1999 fiscal year: 1.2:1;
                    (ii) as of the end of the first and second quarters of
                         Borrowers' 2000 fiscal year: 1.3:1;
                   (iii) as of the end of the third and fourth quarters of
                         Borrowers' 2000 fiscal year and the first quarter of Borrowers' 2001 fiscal year: 1.2:1;
                    (iv) as of the end of the second quarter of Borrowers' 2001 fiscal year: 1.3:1;
                    (v) as of the end of the third quarter of Borrowers' 2001 fiscal year: 1.5:1;
                    (vi) as of the end of the fourth quarter of Borrowers' 2001 fiscal year: 1.6:1; and
                    (v)  as of the end of any fiscal quarter thereafter: 1.7:1.
               (b)  the Leverage Ratio to be greater than:
                    (i) as of the end of the last quarter of Borrowers' 1999 fiscal year: 8.2:1;
                    (ii) as of the end of the first quarter of Borrowers' 2000 fiscal year: 8.5:1;
                   (iii) as of the end of the second quarter of Borrowers' 2000 fiscal year: 8.9:1;
                    (iv) as of the end of the third quarter of Borrowers' 2000 fiscal year: 9.4:1;
                    (v) as of the end of the fourth quarter of Borrowers' 2000 fiscal year: 8.9:1;
                    (vi) as of the end of the first quarter of Borrowers' 2001 fiscal year: 8.4:1;
                   (vii) as of the end of the second quarter of Borrowers' 2001 fiscal year: 7.4:1;
                  (viii) as of the end of the third quarter of Borrowers' 2001 fiscal year: 6.2:1;
                    (ix) as of the end of the fourth quarter of Borrowers' 2001 fiscal year: 5.7:1;
                    (x) as of the end of the first and second quarters of Borrowers' 2002 fiscal year: 5.4:1; and
                    (xi) as of the end of any quarter thereafter: 5.3:1.
               (c)  EBITDA, to be less than:
                    (i)  for the second quarter of Borrowers' 2000 fiscal year:
                         $5,607,000;
                    (ii) for the third quarter of Borrowers' 2000 fiscal year:
                         $3,276,000;
                   (iii) for the fourth quarter of Borrowers' 2000 fiscal year:
                         $5,033,000;
                    (iv) for the first quarter of Borrowers' 2001 fiscal year:
                         $8,243,000;
                    (v)  for the secon quarter of Borrowers' 2001 fiscal year:
                         $8,927,000;
                    (vi) for the third quarter of Borrowers' 2001 fiscal year:
                         $7,810,000;
                   (vii) for the fourth quarter of Borrowers' 2001 fiscal year:
                         $9,045,000;
                  (viii) for the first quarter of Borrowers' 2002 fiscal year:
                         $9,788,000;
                    (ix) for the second quarter of Borrowers' 2002 fiscal year:
                         $9,288,000;
                    (x)  for the third quarter of Borrowers' 2002 fiscal year:
                         $7,605,000; and
                    (xi) for the fourth quarter of Borrowers' 2002 fiscal year:
                         $8,892,000."

     2.10 Exhibits "H" and "I" of the Agreement are hereby amended and restated in their entirety with Exhibits "H" and "I" hereto.

3.   WAIVER

     3.1 Agent and the Banks hereby permanently waive any Default or Event of Default arising as a result of breaches by Borrowers: (a) as of September 30, 1999, of the requirements of Section 10.4(a), (b) and (c) of the Agreement and
(b) as of December 31, 1999, of the requirements of Section 10.4(c) of the Agreement (as such Section was in effect prior to this Amendment).

4.   REPRESENTATIONS
         Borrowers hereby represents and warrants that:

     4.1 Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Borrowers' powers, have been duly authorized, are not in contravention of law or the terms of Borrowers' Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority.

     4.2 This Amendment, and the Agreement as amended by this Amendment, and any other documents and instruments required under this Amendment or the Agreement, when issued and delivered under this Amendment or the Agreement, will be valid and binding in accordance with their terms.

     4.3 The continuing representations and warranties of Borrowers set forth in Sections 8.1 through 8.7 and 8.9 through 8.19 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

     4.4 The continuing representations and warranties of Borrowers set forth in
Section 8.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to Bank by Borrowers in accordance with Section 9.1 of the Agreement.

     4.5 Except to the extent expressly waived hereby to the best of Borrowers' knowledge, no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

 5. MISCELLANEOUS

     5.1 This Amendment may be executed in as many counterparts as Agent, Banks and Borrowers deem convenient and shall be deemed to be effective upon the later of February 15, 2000 and the date of satisfaction of the following conditions:
(a) delivery to Agent of counterparts hereof executed by each of the Borrowers, Agent and the Majority Banks; (b) delivery by Borrowers to Agent, in form and substance satisfactory to Agent, of each of the documents and instruments listed on the Checklist attached as Exhibit "A" hereto; and (c) payment by Borrowers to the Agent, for distribution to each Bank who has executed this amendment on or before close of business February 15, 2000, an amendment and waiver fee in the amount of 0.15 percent of each such Bank's share of the Revolving Loan Commitment. Agent shall provide Banks with written notice of the date upon which this Amendment becomes effective.

     5.2 Borrowers, Agent and the Banks acknowledge and agree that:


         (a) in the determination of Net Income under the Agreement, Borrowers have historically capitalized "pre-contract costs" (defined below) but that there are in effect changes to GAAP which may require such pre-contract costs to be expensed. In the event that, upon the advice of its auditors, Borrowers hereafter determine that such pre-contract costs must be expensed, Borrowers, Agent and the Banks shall, in good faith, negotiate amendments to Section 10.4 of the Agreement and/or to the definitions impacted by such change in accounting treatment for the purpose of eliminating such impact in the determination of Borrower's compliance with Section 10.4 hereof, provided, however (i) that nothing above shall be interpreted or construed as requiring Agent or any Bank to enter into or consent to any such amendment, to the extent that, after giving effect thereto, the covenants set forth in Section 10.4 of the Agreement (as so amended) would be in any respect less protective of the Agent and the Banks than such covenants are after giving effect to this Amendment, (ii) Borrowers shall notify Agent and the Banks, in writing, of any determination that pre-contract costs must be expensed on or before March 31, 2000 and, together with such notification, shall provide such information as Agent or any Bank requires to evaluate the impact of such change in accounting treatment, and (iii) to the extent that any such amendment is agreed to by Borrowers, Agent and the Banks and such amendment is limited strictly to eliminating the impact of such change in accounting treatment, no amendment fee shall be due in connection therewith; and

         (b) except as specifically amended and/or waived herein and hereby, all of the terms and conditions of the Agreement and the Loan Documents, remain in full force and effect in accordance with their original terms.

     "Pre-contract costs", as used in Section 5.2(a) above, means advance program management and engineering costs in amounts of up to Two Million Dollars ($2,000,000) during any fiscal year in connection with Borrowers' design and development of products to be sold under long-term supply arrangements.

     5.3 Borrowers shall pay all of Agent's legal costs and expenses (including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

     5.4 Except as specifically set forth herein, nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Agent or the Banks, or of any default or Event of Default whether now existing or hereafter arising.


                            [SIGNATURE PAGE FOLLOWS]

     WITNESS the due execution hereof as of the day and year first above written.

TALON AUTOMOTIVE GROUP, INC.               VELTRI METAL PRODUCTS CO.

By:                                        By:
   -----------------------------------        ----------------------------------
Its:                                       Its:
    ----------------------------------        ----------------------------------

COMERICA BANK, as Agent and Bank           LASALLE BANK NATIONAL ASSOCIATION
                                           (formerly LaSalle National Bank)

By:                                        By:
   -----------------------------------        ----------------------------------
Its:                                       Its:
    ----------------------------------        ----------------------------------

NATIONAL BANK OF CANADA,                   PARIBAS
  NEW YORK BRANCH

By:                                        By:
   -----------------------------------        ----------------------------------
Its:                                       Its:
    ----------------------------------         ---------------------------------
And                                        And

By:                                        By:
   -----------------------------------        ----------------------------------
Its:                                       Its:
    ----------------------------------        ----------------------------------

MICHIGAN NATIONAL BANK                     BANK BOSTON, N.A.

By:                                        By:
   -----------------------------------        ----------------------------------
Its:                                       Its:
    ----------------------------------        ----------------------------------

DRESDNER BANK AG NEW YORK AND
GRAND CAYMEN BRANCHES

By:
   -----------------------------------
Its:
    ----------------------------------
And

By:
    ----------------------------------
Its:
    ----------------------------------





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